Exhibit 1

QUARTERLY AND YEAR END REPORT BC FORM 51-901F (previously Form 61)

British Columbia Securities Commission

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the Securities Act. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393

			FOR QUARTER ENDED			DATE OF REPORT
			Y	M	D	Y	M	D
ISSUER DETAILS NAME OF ISSUER
UNILENS VISION INC.			02	09	30	02	11	28

ISSUER ADDRESS
920-800 WEST PENDER STREET

CITY/	PROVINCE	POSTAL CODE	ISSUER FAX NO.			ISSUER TELEPHONE NO.
VANCOUVER	B.C.	V6C 2V6	727-545-1883			1-800-446-2020

CONTACT PERSON		CONTACT’ POSITION				CONTACT TELEPHONE NO.
MICHAEL J. PECORA		INVESTOR RELATIONS				1-800-446-2020

CONTACT EMAIL ADDRESS		WEB SITE ADDRESS
michael.pecora@unilens.com		www.unilens.com

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“William D. Baxter”	William D. Baxter	02	11	27

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“Alfred W. Vitale”	Alfred W. Vitale	02	11	27

UNILENS VISION INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Prepared by Management)

(expressed in U.S. dollars)

	September 30, 2002	June 30, 2002
ASSETS
CURRENT
Cash	$386,303	$380,348
Accounts receivable	455,035	486,942
Inventories	625,814	537,880
Prepaid expenses	13,809	14,395

	1,480,961	1,419,565
CAPITAL ASSETS	127,263	128,920
OTHER ASSETS	183,211	212,394

	$1,791,435	$1,760,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT
Accounts payable and accrued liabilities	$646,863	$621,417
Current portion of long-term debt	3,641,157	3,641,157

	4,288,020	4,262,574
LONG-TERM DEBT (Note 3)	1,225,854	1,185,081

	5,513,874	5,447,655
SHAREHOLDERS’ EQUITY
Share capital (Note 1)	27,367,615	27,367,615
Cummulative translation adjustment	9,325	8,694
Deficit	(31,099,379)	(31,063,085)

	(3,722,439)	(3,686,776)

	$1,791,435	$1,760,879

Approved by the Directors:

Director: (signed)	“Alfred W.Vitale”

Director: (signed)	“William D. Baxter”

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS ENDED SEPTEMBER 30

(expressed in U.S. dollars)

	2002	2001
INCOME
Sales	$814,104	$908,770
Cost of sales	487,366	573,956

Gross profit	326,738	334,814

EXPENSES
Sales and marketing	156,118	180,168
Administration	139,755	139,890
Research and development	17,485	18,228
Interest on long-term debt	51,432	51,564

	364,790	389,850

Loss from operations	(38,052)	(55,036)
Other income - net	1,758	1,447

Loss for the period	(36,294)	(53,589)
Deficit, beginning of period	(31,063,085)	(30,834,412)

Deficit, end of period	$(31,099,379)	$(30,888,001)

Basic and diluted loss per share	$(0.01)	$(0.01)

Weighted average number of shares outstanding	3,838,815	3,838,815

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS ENDED SEPTEMBER 30

(expressed in U.S. dollars)

	2002	2001
CASH PROVIDED (USED) BY:
OPERATING ACTIVITIES
Loss for the period	$(36,294)	$(53,589)
Adjustments to reconcile to net cash provided (used) by operating activities:
Amortization	32,152	39,471
Amortization of discount on long-term debt	40,773	42,692

	36,631	28,574
Net change in working capital items (Note 2):	(16,920)	(7,652)

	19,711	20,922

INVESTING ACTIVITY
Purchase of capital and other assets	(13,820)	(8,278)

INCREASE (DECREASE) IN CASH	5,891	(12,644)
Effect of exchange rate changes on cash	64	(1,453)
CASH, BEGINNING OF PERIOD	380,348	363,779

CASH, END OF PERIOD	$386,303	$374,970

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$—	$—

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

SEPTEMBER 30, 2002

(expressed in U. S. dollars)

The accompanying financial statements for the interim period ended September 30, 2002 are prepared on the basis of accounting principles generally accepted in Canada, conform in all material respects with accounting principals generally accepted in the United States and are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for fair presentation of the financial position, operations, and changes in financial results of the interim period presented. The financial statements for the interim period are not necessarily indicative of the results to be expected for the full year. The financial statements do not contain the detail or footnote disclosure concerning accounting policies and other matters which would be included in full year financial statements, and therefore should be read in conjunction with the Company’s audited financial statements for the year ended June 30, 2002.

1.	SHARE CAPITAL

	Three Months Ended September 30, 2002		Three Months Ended September 30, 2001
	Number of shares	Amount	Number of shares	Amount
Common shares issued and outstanding
Balance, beginning and end of period	3,838,815	$27,367,615	3,838,815	$27,367,615

Incentive Stock Options and Warrants

The following table describes the number of shares, exercise price, and expiry dates of the share purchase options, all of which are vested, and share purchase warrants that were outstanding at September 30, 2002:

	Number of Shares	Exercise Price		Expiry Date
Options	190,000 30,000 50,000	$	Cdn. 0.25 Cdn. 0.25 Cdn. 0.25	May 6, 2006 August 23, 2005 October 12, 2006
Warrants	Nil

Subsequent to September 30, 2001, the Company granted, subject to regulatory approval, share purchase options to directors, officers, and employees to purchase up to an aggregate of 80,000 common shares at $0.25 per share exercisable until November 18, 2007.

2.	CONSOLIDATED STATEMENTS OF CASH FLOWS

	2002	2001
Cash provided (used) by:
Net change in working capital items:
Accounts receivable	$36,401	$(51,507)
Inventories	(87,934)	22,332
Other assets	4,280	10,776
Accounts payable and accrued liabilities	30,333	10,747

	$(16,920)	$(7,652)

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

SEPTEMBER 30, 2002

(expressed in U. S. dollars)

3.	LONG-TERM DEBT

During 1989, the Company acquired substantially all of the assets that comprise its business through an Asset Purchase Agreement. The purchase price for the business and its assets was $6,000,000 to be paid with $500,000 down and $250,000 per year, increasing at a rate of five percent per year. The Company recorded the assets and the obligation net of imputed interest. The Company defaulted on the obligation in 1992 and 1993 and, as a result of pending litigation, the Company entered into a Settlement and Forbearance Agreement with its creditor, Competitive Technologies, Inc. This agreement established a payment schedule to cure the delinquent payments; however, it stipulated that in the event of default by the Company, all amounts owed through date of the default would be due in accordance with the original debt agreement. Although the Company made certain of the payments required by the Settlement and Forbearance Agreement, it subsequently continued to default on the loan and during 1994 began negotiations with Competitive Technologies, Inc. for relief with respect to the debt. Negotiations ceased during 1996 and no demand for payment has been made since then. The note is reflected on the consolidated balance sheets at its gross amount of $4,711,875, less the unamortized discounts of $294,864, even though management of the Company believes the note as recorded will not be paid.

Also included in the current portion of long-term debt is $450,000 in connection with a non-revolving term note, payable to an affiliated Swiss financial institution, which was due January 31, 1995. The note is collateralized by the assets of the Company.

4.	COMPARATIVE FIGURES

Certain of the prior period comparative figures have been reclassified to conform with the presentation adopted for the current period.

QUARTERLY AND YEAR END REPORT BC FORM 51-901F (previously Form 61)

British Columbia Securities Commission

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the Securities Act. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393

ISSUER DETAILS			FOR QUARTER ENDED			DATE OF REPORT
NAME OF ISSUER			Y	M	D	Y	M	D
UNILENS VISION INC.			02	09	30	02	11	27

ISSUER ADDRESS
920-800 WEST PENDER STREET

CITY/	PROVINCE	POSTAL CODE	ISSUER FAX NO.			ISSUER TELEPHONE NO.
VANCOUVER	B.C.	V6C 2V6	727-545-1883			1-800-446-2020

CONTACT PERSON		CONTACT’ POSITION				CONTACT TELEPHONE NO.
MICHAEL J. PECORA		INVESTOR RELATIONS				1-800-446-2020

CONTACT EMAIL ADDRESS		WEB SITE ADDRESS
michael.pecora@unilens.com		www.unilens.com

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE		PRINT FULL NAME				DATE SIGNED
						Y	M	D
“William D. Baxter”		William D. Baxter				02	11	27

DIRECTOR’S SIGNATURE		PRINT FULL NAME				DATE SIGNED
						Y	M	D
“Alfred W. Vitale”		Alfred W. Vitale				02	11	27

UNILENS VISION INC.

SUPPLEMENTARY INFORMATION

SCHEDULE “B”

SEPTEMBER 30, 2002

(expressed in U. S. dollars)

1.	a) DEFERRED COSTS, EXPLORATION AND DEVELOPMENT EXPENDITURES

No deferred costs were recorded during the three months ended September 30, 2002.

b) GENERAL ADMINISTRATIVE EXPENSES AND COST OF SALES

General and Administrative Expense:

Administration, sales and marketing expenses for the three months ended September 30, 2002 were:

	Sales and Marketing	Administration
Consulting fees	$22,233	$27,494
Bad debts	—	6,600
Depreciation and amortization	403	18,012
License, taxes and regulatory fees	—	15,776
Office, insurance and supplies	2,258	43,348
Professional fees	—	8,378
Promotion and advertising	36,102	—
Rental and utilities	690	74,845
Travel and entertainment	10,439	6,659
Wages and benefits	45,243	75,628
Allocated expenses	38,750	(136,985)

	$156,118	$139,755

Cost of sales:

Cost of sales for the three months ended September 30, 2002 were:

Payroll and benefits		$222,348
Raw materials and supplies		128,001
Allocations and other expenses		137,017

		$487,366

c) AGGREGATE AMOUNT OF EXPENDITURES MADE TO PARTIES NOT AT ARM’S LENGTH TO THE ISSUER

During the three months ended September 30, 2002 the Company incurred $950 (2001 - $0) in fees to a director and officer.

2.	a) SECURITIES ISSUED IN THE QUARTER

No securities were issued during the quarter ended September 30, 2002.

b) OPTIONS GRANTED IN THE QUARTER

No options were granted during the quarter ended September 30, 2002.

UNILENS VISION INC.

SUPPLEMENTARY INFORMATION

SCHEDULE “B”

SEPTEMBER 30, 2002

(expressed in U. S. dollars)

3.	a) AUTHORIZED CAPITAL AS AT SEPTEMBER 30, 2002

See Note 1 to the consolidated financial statements for the three months ended September 30, 2002.

b) OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES AS AT SEPTEMBER 30, 2002

See Note 1 to the consolidated financial statements for the three months ended September 30, 2002.

c) SHARES IN ESCROW OR SUBJECT TO POOLING AS AT SEPTEMBER 30, 2002

See Note 1 to the consolidated financial statements for the three months ended September 30, 2002.

d) DIRECTORS AND OFFICERS AS AT SEPTEMBER 30, 2002

Alfred W. Vitale, President and Director

Nick Bennett, Director

William D. Baxter, Director

William S. Harper, Secretary

UNILENS VISION INC.

MANAGEMENT DISCUSSION

SCHEDULE “C”

SEPTEMBER 30, 2002

(Expressed in U. S. Dollars)

OPERATING ACTIVITIES

During the three months ended September 30, 2002 (the “Current Period”) the Company reported a decrease in net loss of $17,295, as compared to the three months ended September 30, 2001 (the “Prior Period”), primarily due to an increase in its gross margin, which was 40.1% during the Current Period compared 36.8% during the Prior Period, and a decline of 13.3% ($24,050) in marketing expense, which improvements were partially offset by a 10.4% ($94,666) decline in sales. The increase in gross margin was primarily due to increased manufacturing yields as well as a slight shift in the product mix to higher margin replacement lenses. The Company’s sales declined due to strong competition associated with moulded disposable and frequent replacement lenses marketed by several of the Company’s competitors. In late September, the Company launched a new frequent replacement soft multifocal lens (the “C•Vue” lens), available in blister-packed boxes of six for either 2-week or 4-week replacement. Early reports on the field performance of the lens has been favourable and the Company expects an increase in multifocal lens revenue in the current fiscal year, as compared to the previous fiscal year, through the marketing of the C•Vue lens. Sales and marketing expenses for the Current Period, as compared to the Prior Period, decreased due to a reduction in lathe-cut promotional lens amortizations as well as a restructuring of the Company’s customer relations function, resulting in a decrease in payroll and benefit expenses.

During the fiscal year ended June 30, 2002, the Company licensed to Bausch & Lomb the exclusive worldwide rights to the Company’s patented multifocal soft contact lens design. Under the terms of the agreement Bausch & Lomb will develop, manufacture, and market a cast-molded multifocal soft contact lens using the Company’s technology. For this, Bausch & Lomb will pay the Company a royalty, ranging from 3 percent to 5 percent, of the product’s worldwide sales. In accordance with the licensing agreement, the Company anticipates receiving the first quarterly royalty payment commencing in February of 2003.

FINANCING ACTIVITIES

The Company recorded a positive cash flow from operating activities of $19,711 during the Current Period. The Company anticipates investing approximately $250,000 in inventory and promotional fitting lenses during the current fiscal year to support the launch of the C•Vue lens. Based on its current revenue projections, the Company anticipates returning to positive cash flow from operating activities by the end of the current fiscal year.

During 1994 the Company defaulted on its long-term debt obligation owing to Competitive Technologies, Inc. (“Competitive”). Negotiations with Competitive for relief of the Company’s debt began in mid 1994 and ceased in 1996. Since 1996, no demand for payment has been received from Competitive, nor has Competitive instituted or threatened any collection, legal, or other action against the Company. The debt is reflected on the Company’s consolidated balance sheet at its gross amount of $4,711,875 less the unamortized discount of $294,864, even though the Company believes the note will not be paid as recorded. In addition to this note payable, the Company has a debt payable to a related party in the amount of $450,000 that is past due. No payment has been made by the Company on the past due amount owing to the related party nor has that party instituted or threatened any collection, legal, or other action against the Company.

The Company estimates that it may require additional financing in order to meet its commitments during the balance of the current fiscal year and beyond. However, there can be no assurance that the Company will be able to make any such arrangements or that the terms of any arrangements it is able to make will be favourable to the Company. If the Company is unable to obtain adequate funding to meet its commitments, the Company may be required to severely curtail or even cease its activities. Should future events place the Company in this position, there can be no assurance that the Company will be able to continue to operate or to meet its ongoing obligations.

OTHER

Investor relations are done internally and consist of responding to inquiries from potential investors and stockholders as well as the dissemination of Company news and information.